UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013 (May 31, 2013)

Behringer Harvard Mid-Term Value Enhancement

Liquidating Trust

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51292	71-0897613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1610

(Registrant’s telephone number, including area code)

15601 Dallas Parkway, Suite 600, Dallas, TX 75001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 31, 2013, Behringer Harvard 7400 Tucson Way, LLC, a wholly-owned subsidiary of Behringer Harvard Mid-Term Value Enhancement Liquidating Trust, terminated a contract which was previously entered into on April 26, 2013 for the sale of Tucson Way, a two-story office building in Denver, Colorado containing approximately 70,660 rentable square feet, located on approximately 6 acres of land (“Tucson Way”), to an unaffiliated third party. The contract sale price for Tucson Way was $5.2 million. All earnest money deposits were refunded as required under the contract.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard Mid-Term Value Enhancement Liquidating Trust
	By:	Behringer Harvard Advisors I LP
Managing Trustee of Behringer Harvard Mid-Term Value Enhancement Liquidating Trust

Dated: June 6, 2013	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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